UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

PLBY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 424-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PLBY	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2023, PLBY Group, Inc. (the “Company”) entered into a standstill agreement (the “Standstill Agreement”) with Rizvi Opportunistic Equity Fund, L.P., Rizvi Opportunistic Equity Fund (TI), L.P., Rizvi Opportunistic Equity Fund I-B, L.P., Rizvi Opportunistic Equity Fund I-B (TI), L.P., Rizvi Opportunistic Equity Fund II, L.P., Rizvi Traverse Partners LLC, Rizvi Traverse Partners II, LLC and RT-ICON FF LLC (collectively, “RTM”) in connection with the Company’s previously announced rights offering.

Pursuant to the Standstill Agreement, among other limitations, RTM and their affiliates agreed not to purchase shares of the Company’s common stock, par value $0.0001 (“Common Stock”), such that RTM and their affiliates’ ownership would exceed 29.99% of the Company in the aggregate following any acquisition of Common Stock during the standstill period. The standstill period means any period from and after January 30, 2023 in which RTM and their affiliates collectively own, beneficially or of record, more than 14.9% of the total outstanding shares of Common Stock. As a result, the Company limited RTM’s allocation in the over-subscription in the rights offering such that it would own 29.99% of the Company’s outstanding Common Stock as of the closing of the rights offering.

The foregoing description of the Standstill Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Standstill Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 2, 2023, the Company announced the results of its previously announced $50 million rights offering, which, together with the Company’s previously announced registered direct offering, will provide the Company with gross proceeds of $65 million. Pursuant to the terms of the rights offering, the Company is issuing, in the aggregate, 19,561,050 shares of Common Stock, at a subscription price of $2.5561 per share.

Due to the rights offering being over-subscribed, the Company will not be issuing any shares of Common Stock pursuant to the backstop commitment made by purchasers in the previously announced registered direct offering, in which such purchasers agreed to purchase up to an additional $10 million of shares of Common Stock, only to the extent that the Company’s rights offering was not fully subscribed. Accordingly, the total gross proceeds received by the Company, before applicable fees and expenses, from the registered direct offering were $15 million.

In connection with the issuance of the shares of Common Stock, the Company is filing, as Exhibit 5.1 hereto, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company. The foregoing description of Exhibit 5.1 does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit.

On February 2, 2023, the Company issued a press release announcing the results of the rights offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offerings of Common Stock pursuant to the rights offering and the registered direct offering were made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-267273) on file with the Securities and Exchange Commission (the “SEC”) and prospectus supplements (and the accompanying base prospectus) filed by the Company with the SEC.

Jefferies LLC acted as the dealer manager in connection with the rights offering and the exclusive placement agent for the registered direct offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
5.1	Opinion of Skadden, Arps, Slate, Meager & Flom LLP.
10.1	Standstill Agreement, dated as of January 30, 2023, by and among PLBY Group, Inc. and affiliates of Rizvi Traverse Management.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary